UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2009

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.
Item 3.02                                Unregistered Sales of Equity Securities.

Since May 1, 2009, we entered into private placement subscription agreements pursuant to which we sold 38.5 units consisting of convertible notes and warrants, for an aggregate offering price of $385,000. Each of the units (individually, a "Unit" and collectively, the "Units") consists of a $10,000 24-month senior secured promissory note (each a "Note" and collectively the "Notes") convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value (the "Common Stock"), bearing interest at the rate of 8% per annum, which interest is accrued annually in Common Stock at the rate of $1.00 per share. The Notes will be secured by a first lien on all assets of the Company for so long as the Notes remain outstanding pursuant to the form of Security Agreement filed as an exhibit to this report. The Notes are convertible into a total of 385,000 shares of Common Stock. The interest is payable upon maturity of the Notes. Investors of each Unit also received one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants"). The total warrants issued to the note-holders were 577,500.  The terms of the offering are identical to those announced on the Company's Form 8-K, dated April 21, 2009.  The description of the terms of sale of the securities described in this report is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits to the April 21, 2009 Form 8-K.

On May 1, 2009, we entered into private placement subscription agreements pursuant to which we sold 6 units consisting of shares of common stock and warrants, for an aggregate offering price of $60,000.  Each of the units (individually, a "Unit" and collectively, the "Units") consists of 10,000 shares of unregistered common stock plus one five-year warrant, one to purchase 15,000 shares of Common Stock per unit with an exercise price of $1.50 per share ("Warrants").  A total of 60,000 shares of common stock and 90,000 warrants are to be issued pursuant to the terms of this offering.  All such Units were sold pursuant to an agreement with an equipment supplier whereby the Company agreed to apply $60,000 of unpaid and past due amounts towards the purchase and installation of two boilers, to the purchase of the 6 Units.  The equipment supplier agreed to accept such Units as payment for the $60,000 of unpaid and past due amounts.

On May 13, 2009, the Company entered into a Material Definitive Agreement with its patent litigation counsel, whereby the Company agreed to apply $350,000 of unpaid and past due legal fees owed to such counsel, to the purchase of 35 Units pursuant to the terms of the offering set forth above.  The patent litigation counsel agreed to accept such Units as payment for the $350,000 of unpaid and past due legal fees.  These Units are included in the totals set forth in the first paragraph above.

We determined that all of the securities sold and issued in the private placement were exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. We based this determination on the non-public manner in which we offered the securities and on the representations of the persons purchasing such securities, which included, in pertinent part, that such persons were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to resale or distribution, and that each such person understood such securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

No. Description

4.1 Form of Agreement with equipment supplier
4.2 Form of Agreement with patent litigation firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

Date: May 14, 2009	By:	/s/ Steve Cohen
Name: Steve Cohen
Title: President